UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2018

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001‑36690	26‑1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1805 29th Street, Suite 2050, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381‑4683

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

     ☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2018, Phil Canfield voluntarily resigned from the board of directors (the “Board”) of Zayo Group Holdings, Inc. (the “Company”), effective as of that date. There were no disagreements between Mr. Canfield and the Company or any officer or director of the Company that lead to Mr. Canfield’s resignation. In connection with his Board resignation, Mr. Canfield also resigned from his role as Lead Director and from his role as a member and chair of the Board’s  Nominating & Governance Committee.

On November 6, 2018,  the Board voted to appoint Yancey Spruill to the Board, effective November 7, 2018, to fill the vacancy resulting from Phil Canfield’s resignation.  Mr. Spruill will serve on the Board’s Audit Committee.

Mr. Spruill will participate in the Company’s standard independent director compensation program. Accordingly, Mr. Spruill will receive compensation that consists of an annual retainer and committee annual boosts, as applicable. Pursuant to the Company’s standard independent director compensation program, Mr. Spruill will be entitled to receive a $200,000 annual retainer and $40,000 annually for service as a member of the Audit Committee.  As Mr. Spruill has elected to receive 100% of his compensation in equity, his total compensation will be increased by 20% from the amounts set forth in the preceding sentence, with the cash compensation paid quarterly and the equity in the form of restricted stock units (RSUs), granted quarterly, vesting at the end of the grant quarter.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Spruill had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.  No arrangement or understanding exists between Mr. Spruill and any other person pursuant to which Mr. Spruill was selected as a director of the Company.

The Company issued a press release on November 7, 2018 announcing Mr. Spruill’s appointment as a Board member, as well as Mr. Canfield’s resignation.

A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zayo Group Holdings, Inc. (the “Company”) was held on November 6, 2018.  At the Annual Meeting, the stockholders (i) elected the three directors named in the proxy statement for a term expiring at the Company’s annual meeting in 2021,  (ii) ratified KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019,  (iii) approved an advisory resolution on executive compensation,  (iv) approved the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”) to phase out and eventually eliminate the classified structure of the Company’s Board, (v) approved the adoption of an amendment to the Current Certificate to eliminate the supermajority voting requirement for shareholder amendments to the Current Certificate and the Company’s Amended and Restated Bylaws (the “Current Bylaws”), (vi) approved the adoption of an amendment to the Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company’s previously announced plan to consider conversion to a real estate investment trust, and (vii) approved the adoption of an amendment to the Current Bylaws to eliminate the supermajority voting requirements for stockholder amendments to the Current Bylaws.

The final results of the voting on each of the matters submitted to vote are as follows:

(1)	Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Dan Caruso	197,766,808	5,671,177	17,595,735
Don Gips	202,144,729	1,293,255	17,595,735
Scott Drake	160,649,178	42,788,806	17,595,735

(2)	Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2019:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
220,516,226	455,540	61,953	-
(3)	Approval of an advisory resolution on executive compensation as set forth in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
155,850,970	46,413,199	1,173,815	17,595,735
(4)

Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Current Certificate”) to phase out and eventually eliminate the classified structure of the Company’s Board:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
203,361,342	26,365	50,277	17,595,735
(5)

Approval of an amendment to the Current Certificate to eliminate the supermajority voting requirement for shareholder amendments to the Current Certificate and the Company’s Amended and Restated Bylaws (the “Current Bylaws”):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
203,328,634	56,200	53,150	17,595,735
(6)

Approval of an amendment to the Current Certificate to impose certain stock ownership limitations and transfer restrictions in connection with the Company’s previously announced plan to consider conversion to a real estate investment trust:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
203,310,487	87,515	39,982	17,595,735
(7)	Approval of an amendment to the Current Bylaws to eliminate the supermajority voting requirements for stockholder amendments to the Current Bylaws:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
203,324,881	68,660	44,443	17,595,735

There was no other business voted upon at the Annual Meeting.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this Form 8‑K:

Exhibit No.	Description
99.1	Press Release dated November 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

By:	/s/ Matt Steinfort
Name:	Matt Steinfort
Title:	Chief Financial Officer

DATED: November 7,  2018